SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (date of earliest event reported): March 4, 2002

Nabi Biopharmaceuticals

(Exact name of registrant as specified in its charter)

Delaware	0-4829-03	59-1212264

State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

5800 Park of Commerce Boulevard N.W.,
Boca Raton, Florida 33487

(Address of principal executive offices)

(561) 989-5800

(Registrant’s telephone number,
including area code)

Nabi

(Former name and address)

ITEM 5. OTHER EVENTS.

     At the close of business on March 4, 2002, the Company changed its name from “Nabi” to “Nabi Biopharmaceuticals.” The name change was effective upon the filing of a Certificate of Ownership and Merger with the Secretary of State of Delaware resolving to merge a wholly owned subsidiary of the Company into the Company for the sole purpose of changing our name.

     The Company’s common stock still trades under the ticker symbol “NABI” on the Nasdaq Stock Market.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nabi Biopharmaceuticals

By: /s/ Mark L. Smith

Mark L. Smith Senior Vice President, Finance, Chief Financial Officer, Chief Accounting Officer and Treasurer

Dated: March 5, 2002

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